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                                                                 Exhibit 23.2


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 1995, with respect to the financial statements of PRT Group Inc. included in the Registration Statement
(Form S-1) and related Prospectus of PRT Group Inc., for the registration of shares of its common stock.

                         /s/ SHULMAN, COHEN, FURST, KRAMER & ROSEN, P.C.

                             Shulman, Cohen, Furst, Kramer & Rosen P.C.
New York, New York
October 27, 1997